Exhibit 99.1

FINISH LINE ENGAGES MOELIS ADVISORS AS
NON-EXCLUSIVE FINANCIAL ADVISOR

INDIANAPOLIS, September 10, 2007 – The Finish Line, Inc. (NASDAQ: FINL) today announced that it has engaged Moelis Advisors, a division of Mercanti Securities, LLC, as non-exclusive financial advisor and non-exclusive capital markets advisor.

About The Finish Line

The Finish Line, Inc. is one of the largest mall-based specialty retailers operating under the Finish Line, Man Alive and Paiva brand names. The Finish Line, Inc. is publicly traded on the NASDAQ Global Select Market under the symbol FINL. The Company currently operates 697 Finish Line stores in 47 states and online, 95 Man Alive stores in 19 states and 15 Paiva stores in 10 states and online. To learn more about these brands, visit http://www.finishline.com, http://www.manalive.com and http://www.paiva.com.

About Moelis Advisors

Moelis Advisors is a division of Mercanti Securities, LLC.  Mercanti Securities, LLC is a U.S. registered broker dealer, a member of NASD & SIPC and an affiliate of The Mercanti Group, LLC.

CONTACTS:
Investor Relations,
Kevin S. Wampler, Executive Vice President - CFO,
317-899-1022, ext 6914

Media Requests,
Elise Hasbrook, Corporate Communications Manager,
317-899-1022, ext 6827